Exhibit 99.1

Restatement release: FINAL (090407)

Motive Files Unaudited Financial Statements and Prior Years Restatement with SEC

— Restatement has no impact on cash or liquid assets —

AUSTIN, Texas, September 5, 2007 – Motive, Inc. (OTC: MOTV), a leading provider of service management software for broadband and mobile data services, today filed with the Securities and Exchange Commission (SEC) a Form 8-K providing unaudited, financial statements for the years ended December 31, 2005 and December 31, 2006, and interim financial statements, unaudited, for the six months ended June 30, 2007.

In its 8-K filing, the Company also submitted restated, unaudited annual financial statements for 2003 and 2004 and for the six months ended June 30, 2005. Adjustments to accounts for 2001 and 2002 are reflected in the opening balance sheet for 2003.

“Today’s filing of current and restated financial information is a key step in resolving the non-operating issues that have affected Motive over the past two years. While we work diligently to retain a new auditing firm and file audited financial statements, we believe making this current information available to the marketplace is important for our investors, customers, employees, and communities,” said Alfred Mockett, Motive’s chairman and chief executive officer.

“The key fact concerning this restatement is that these accounting adjustments, largely due to changes in revenue recognition policy, have no impact on Motive’s cash or liquid assets,” Mr. Mockett stated.

Today’s filing follows the July 30, 2007 completion of the independent investigation by the Motive’s Board of Directors’ Audit Committee into the company’s past accounting practices and related matters and the dismissal of Ernst & Young as the company’s independent auditor.

Summarizing the results of the Audit Committee’s independent investigation, Mr. Mockett explained: “Every significant revenue transaction — beginning with 2001 — was reviewed and all company contracts were found to be valid, and all revenue, with the exception of deferred revenue from the January 2003 BroadJump acquisition, was valid and properly billed and collected. With the BroadJump acquisition it was determined certain deferred revenue was not valued properly and needed to be restated.”

As a result, Mr. Mockett explained, the deferred revenue balance from the BroadJump acquisition was revalued, resulting in an aggregate revenue reduction of approximately $21 million over the subsequent four year period.

Added Mr. Mockett: “The Company and the Board of Directors have taken appropriate remedial actions to ensure the ongoing integrity of internal accounting and financial reporting. These include new management and accounting teams; the promulgation and rigorous enforcement of new policies and procedures; segregating duties and reporting lines to ensure appropriate checks and balances; implementing central controls over revenue recognition; and most importantly, setting the appropriate tone at the top and communicating it consistently throughout the organization.”

Additional detail of the accounting adjustments is presented in the Form 8-K filed today with the SEC.

Summary of financial results (unaudited and unreviewed) for six months ended June 30, 2007

The company reported a net loss of $13.5 million ($(0.49) per share) on revenue of $28.4 million, compared to a net loss of $13.0 million ($(0.49) per share) on revenue of $30.5 million for the same period last year. Total operating expenses declined 18% from $33.9 million to $27.8 million. Cash, cash equivalents and short term investments on hand at the end of the six months totaled $31.0 million, compared to $41.6 million December 31, 2006.

In the “Management’s Summary Discussion” section of its filing for the year ended 2006, Motive said it believes its existing cash, cash equivalents, short term investments and funds generated from operating and investing activities should be sufficient to meet its working capital requirements for the reasonably foreseeable future. Depending on future developments, however, it said it may require additional funds to support working capital requirements or for other purposes and may seek to raise such additional funds through debt financings, public or private equity financings or from other sources.

“As I have consistently said, Motive’s core business remains strong and we continue to witness a very positive response from customers and prospects,” Mr. Mockett said. “With the filing of this financial material we have taken a significant step towards putting this difficult chapter for Motive behind us. We have an enviable roster of blue-chip clients who put their faith in our company’s technology and its people, and we continue to deliver for them.”

Summaries of prior year financial statements (unaudited and unreviewed)

Year ended December 31, 2006

The company reported a net loss of $25.3 million ($(0.94) per share) on revenue of $63.6 million. Cash, cash equivalents and short term investments on hand totaled $41.6 million.

Year Ended December 31, 2005

The company reported a net loss of $18.4 million ($(0.70) per share) on revenue of $76.2 million. Cash, cash equivalents and short term investments on hand totaled $58.9 million.

Year Ended December 31, 2004

The company reported a restated net loss of $34.6 million ($(1.93) per share) on revenue of $67.1 million compared to an originally stated profit of $427,000 ($0.02 per share) on revenue of $98.0 million. Restated cash, cash equivalents and short term investments on hand were $69.2 million, as originally reported.

Year Ended December 31, 2003

The company reported a restated net loss of $28.1 million ($(2.85) per share) on revenue of $66.2 million compared to an originally stated loss of $1.2 million ($(0.12) per share) on previously reported revenue of $92.3 million. Cash, cash equivalents and short term investments on hand totaled $48.2 million, as originally reported.

Years Ended December 31, 2002 and 2001

For 2002 the company reported restated revenue of $34.8 million versus $58.1 million as originally reported. For 2001 the company reported restated revenue of $46.2 million versus $52.0 million as originally reported.

Complete detail of the unaudited financial adjustments is presented in the Form 8-K filed today with the SEC.

About Motive, Inc.

Motive provides service management software for broadband and mobile data services. Motive’s software is helping wireline, wireless, cable and satellite operators worldwide deliver a new generation of IP-based services that seamlessly integrate voice, video and data into a single, connected experience. With Motive, operators can leverage one service management platform to automate and remotely manage key customer touch points throughout the service lifecycle, across multiple services, networks and devices. The result is a consistent, unified experience for both customers and service providers that increases revenues from new and converged services, reduces fulfillment and support costs, and drives greater customer satisfaction and loyalty.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Forward-Looking Statements This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, anticipated customer demand for our products and services, our ability to successfully migrate to a “pay-as-you-go” business model, our ability to charge and collect amounts due from our customers, our concentrated customer base and our dependency on a small number of relatively large orders, our ability to attract and retain customers, our mix of perpetual and term licenses, the effect of the timing of recognition of revenue from our licensed products, our typically long sales cycle, our strategic alliance and distribution arrangements, the adequacy of our liquidity and capital resources, our ability to control expenses, the rapid pace of technological change, the strength of competitive offerings from other providers, our ability to market our products in new geographic areas, the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future, our ability to attract and retain key personnel, the intensely competitive nature of the market for our products and services, our ability to timely engage a new independent certified public accounting firm, our ability to timely complete the restatement of our historical financial results, our ability to timely complete our audited financial statements for the years ended December 31, 2005 and 2006 and reviewed financial statements for interim periods since December 31, 2006, and our ability to timely complete and file our delinquent SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing the SEC investigation, the outcome of pending securities and shareholder derivative litigation, and those additional risk factors and uncertainties discussed in our filings with the Securities Exchange Commissions, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

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For investors:

Mike Fitzpatrick

Motive, Inc.

(512) 531-1044 W

(512) 657-7782 M

Mike.fitzpatrick@motive.com

Media Contact:

Al Bellenchia

The Torrenzano Group

(212) 681-1700 W

(917) 670-6665 M

abellenchia@torrenzano.com

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